As filed with the Securities and Exchange Commission on December 7, 2006

Registration No. 333-138967

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Amendment No. 1
to

FORM F-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

GENESIS LEASE LIMITED

(Exact Name of Registrant as Specified in Its Charter)

Bermuda	7359	95-0512319
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Roselawn House
University Business Complex
National Technology Park
Limerick, Ireland
Tel. +353 61 633 333

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)

Puglisi & Associates
850 Library Avenue, Suite 204
Newark, Delaware 19711
Tel. (302) 738-6680

(Name, Address, Including Zip Code and Telephone Number, Including Area Code, of Agent for Service)

Copies to:
David S. Lefkowitz, Esq. Boris Dolgonos, Esq. Weil, Gotshal & Manges LLP 767 Fifth Avenue New York, New York 10153 Tel. (212) 310-8000		Elliot Gewirtz, Esq. Douglas A. Tanner, Esq. Milbank, Tweed, Hadley & McCloy LLP 1 Chase Manhattan Plaza New York, New York 10005 Tel. (212) 530-5000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall fie a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Explanatory Note

The sole purpose of this amendment is to submit Exhibits 1.1, 1.2, 10.7, 10.10 and 10.18 to the registration statement as indicated in Item 8(a) of Part II of this submission. No change is made to the preliminary prospectus constituting Part I of the registration statement or any portion of Part II of the registration statement other than Item 8(a) thereof. Accordingly, this amendment consists only of the facing page, this explanatory note and Item 8(a) of Part II.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 8.    EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a)      Exhibits

Exhibit	Name of Exhibit
1.1	Form of Underwriting Agreement.
1.2	Form of Indemnification Agreement, among GE Commercial Aviation Services Limited and Citigroup Global Markets Inc. and J.P. Morgan Securities Inc.
†3.1	Memorandum of Association.
†3.2	Bye-laws.
†4.1	Form of Common Share Certificate.
†4.2	Form of Deposit Agreement, between Deutsche Bank Trust Company Americas and Genesis Lease Limited.
†4.3	Form of American Depositary Receipt (included in Exhibit 4.2).
†5.1	Opinion of Conyers Dill & Pearman.
†10.1	Form of Private Placement Agreement, between GE Capital Equity Investment, Inc. and Genesis Lease Limited.
†10.2	Form of Registration Rights Agreement, between GE Capital Equity Investment, Inc. and Genesis Lease Limited.
†10.3	Form of Asset Purchase Agreement, between General Electric Capital Corporation and Genesis Funding Limited.
†10.4	Form of Master Servicing Agreement, between GE Commercial Aviation Services Limited and Genesis Lease Limited.
†10.5	Form of Servicing Agreement, among GE Commercial Aviation Services Limited, Financial Guaranty Insurance Company and Genesis Funding Limited.
†10.6	Form of Business Opportunities Agreement, between GE Commercial Aviation Services Limited and Genesis Lease Limited.
10.7	Form of Transitional Support Agreement, between GE Commercial Aviation Services Limited and Genesis Lease Limited.
†10.8	Form of Corporate Services Agreement, between AIB International Financial Services Limited and Genesis Lease Limited.
†10.9	Form of Corporate Services Agreement, between AIB International Financial Services Limited and Genesis Lease Limited.
10.10	Form of Expense Agreement, between GE Commercial Aviation Services Limited and Genesis Lease Limited.
†10.11	Form of Indenture, among Deutsche Bank Trust Company Americas, PK AirFinance US Inc., Financial Guaranty Insurance Company and Genesis Funding Limited.
†10.12	Form of Security Trust Agreement, between Deutsche Bank Trust Company Americas and Genesis Funding Limited.

Exhibit	Name of Exhibit
†10.13	Form of Management Agreement, among Genesis Funding Limited, Deutsche Bank Trust Company Americas, Financial Guaranty Insurance Company, Phoenix American Financial Services, Inc. and Genesis Lease Limited.
†10.14	Form of Cash Management Agreement, between Deutsche Bank Trust Company Americas and Genesis Funding Limited.
†10.15	Form of Liquidity Facility Agreement, among Deutsche Bank Trust Company Americas, PK AirFinance US Inc. and Genesis Funding Limited.
†10.16	Form of Policy Provider Indemnification Agreement, among Deutsche Bank TrustCompany Americas, Financial Guaranty Insurance Company and Genesis Funding Limited.
†10.17	Form of Schedule to the ISDA 2002 Master Agreement, between Citibank, N.A. and Genesis Funding Limited.
10.18	Commitment Letter to Genesis Lease Limited from Citigroup Global Markets Inc. and Wachovia Capital Markets, LLC, dated November 27, 2006.
†10.19	Equity Incentive Plan.
†10.20	Form of Director Service Agreement, between Genesis Lease Limited and each director thereof.
†10.21	Form of Employment Agreement of John McMahon.
†10.22	Form of Employment Agreement of Alan Jenkins.
†10.23	Form of Share Option Award.
†10.24	Form of Restricted Share Award for Directors.
†10.25	Form of Restricted Share Award for Executive Officers.
†21.1	List of Subsidiaries of the Registrant.
†23.1	Consent of KPMG.
†23.2	Consent of KPMG.
†23.3	Consent of Conyers Dill & Pearman (included in Exhibit 5.1).
†23.4	Consent of Simat, Helliesen & Eichner, Inc.
†24.1	Powers of Attorney (included in signature page to this Registration Statement).

†	Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Limerick, Ireland, on the 7th day of December, 2006.

GENESIS LEASE LIMITED
By:/s/ John McMahon Name: John McMahon Title: Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933 this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John McMahon	Chief Executive Officer and Director (Principal Executive Officer)	December 7, 2006

John McMahon

*	Chief Financial Officer (Principal Financial and Accounting Officer)	December 7, 2006

Alan Jenkins

*	Director	December 7, 2006

Niall Greene

*	Director	December 7, 2006

Kenneth Holden

*	Director	December 7, 2006

David C. Hurley

*	Director	December 7, 2006

Andrew L. Wallace

*By:/s/ John McMahon

John McMahon
As Attorney-In-Fact

Authorized Representative in the
United States:

Puglisi & Associates

By:/s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Managing Director,
           Puglisi & Associates

Date: December 7, 2006